UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             FORM 8-K

                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                 Date of Report:  October 1, 2004
      (Date of Earliest Event Reported:  September 30, 2004)


                        EL PASO CORPORATION
      (Exact name of Registrant as specified in its charter)


      Delaware               1-14365             76-0568816
   (State or other       (Commission File     (I.R.S. Employer
   jurisdiction of           Number)        Identification No.)
  incorporation or
    organization)


                         El Paso Building
                       1001 Louisiana Street
                       Houston, Texas 77002
        (Address of principal executive offices) (Zip Code)


 Registrant's telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.01.  Completion of Acquisition or Disposition of Assets
            --------------------------------------------------
     On September 30, 2004, we completed the previously announced sale of our interests in GulfTerra Energy Partners, L.P and certain processing assets to affiliates of Enterprise Products Partners L.P. The sale was completed in connection with the closing of the merger between GulfTerra and Enterprise. Our total proceeds received from the sale of our interests and assets was $1.02 billion. The assets sold were our remaining interest in the general partner of GulfTerra, 13.8 million GulfTerra common units and nine processing plants located in South Texas. In addition to the cash proceeds, we also received a 9.9-percent interest in the general partner of the combined organization, Enterprise Products GP, LLC. Following this transaction, we will also own approximately 13.5 million common units in Enterprise.

     A copy of our press release dated September 30, 2004 announcing the closing of these transactions is attached hereto as Exhibit 99.A.

Item 9.01   Financial Statements and Exhibits
            ---------------------------------
          (c)  Exhibits.

                Exhibit
                 Number    Description
                -------    -----------
                  99.A     Press Release dated September 30,
                           2004.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              EL PASO CORPORATION



                              By:    /s/ Jeffrey I. Beason
                                 ------------------------------
                                       Jeffrey I. Beason
                                     Senior Vice President
                                         and Controller
                                 (Principal Accounting Officer)

Dated:  October 1, 2004


                           EXHIBIT INDEX

     Exhibit
     Number       Description
     -------      -----------
      99.A        Press Release dated September 30, 2004.